Exhibit 99.1


      US AIRWAYS EARNS $116.7 MILLION BEFORE ONE-TIME ITEMS

     ARLINGTON, Va. Oct. 22, 1997 -- US Airways Group, Inc.
reported today that it had a net profit for the third quarter of $116.7 million, or $1.14 per share (fully diluted), prior to non-recurring and unusual gains and expenses.

     "These outstanding results are a tribute to our employees' hard work and professionalism and their dedication to making US Airways the carrier of choice. The strength of their commitment bodes well for our company's future," said Chairman and CEO Stephen M. Wolf.

     After including a non-recurring gain of $179.6 million (pre-tax) relating to the sale of its stake in Apollo Travel Services and non-recurring and unusual expenses of $97.7 million (pre-tax), the company said it had a net profit for the quarter of $187.0 million, or $1.82 per share (fully diluted). Operating revenues for the period were $2.1 billion.

     After provision for preferred dividends, US Airways Group's income per common share was $1.82 (fully diluted) as compared to $0.60 per common share (fully diluted) in the third quarter of 1996. The one-time gain relating to the sale in 1997 of the stake in Apollo Travel Services, less non-recurring and unusual expenses, is included in this comparison.

     Included among the non-recurring and unusual expenses for the quarter were $59.3 million in relation to the decision to retire the airline's DC-9 fleet over time, $22.5 million in relation to the closing of maintenance and other facilities, $11.7 million in relation to the write-off of maintenance spares and $4.2 million in miscellaneous expenses.



                              -more-








               (this space intentionally left blank)

US AIRWAYS EARNS $116.7 MILLION
BEFORE ONE-TIME ITEMS
Oct. 22, 1997
Page 2



     The $179.6 million (pre-tax) gain included profit from the sale of US Airways' interest in Apollo Travel Services to Galileo International and the subsequent sale of some of its shares in Galileo, which became a public company as part of the Apollo Travel Services transaction.

     After tax, the non-recurring gain from the sale of Apollo Travel Services and shares in Galileo was $149.1 million and the non-recurring and unusual expense items totaled $78.8 million, resulting in a net gain of $70.3 million, or $0.68 per share (fully diluted) as a result of non-recurring and unusual items.

     On an operating basis, revenues for the quarter were $2.12 billion, an increase of $42.6 million over the $2.07 billion in 1996. Operating expenses were $2.0 billion, up by $90.8 million over 1996, including $97.7 million in unusual expense items. The quarterly operating profit of $83.2 million was lower than the comparable 1996 figure by $48.2 million, reflecting the unusual expenses recorded for the quarter.

     For the first nine months of 1997, pre-tax income was $629.1 million as compared to $254.8 million in the first nine months of 1996. Net profit was $545.3 million compared to $236.2 million in 1996. Operating revenues were $6.4 billion compared to $6.1 billion and operating expenses were $5.9 billion compared to $5.7 billion. On a per-share basis, earnings for the first nine months of 1997 were $6.48 per common share ($5.18 fully diluted) compared to $2.58 ($2.15 fully diluted).

     Traffic continued to be strong in the third quarter. Revenue passenger miles were up by 7.2 percent in scheduled service over 1996 while available seat miles increased by 2.0 percent. The passenger load factor of 73.4 percent was up by 3.6 percentage points. The average passenger journey increased 2.0 percent to 726 miles.

                               -30-



Number: 3318

                     US Airways Group, Inc.          NEWS RELEASE
             CONSOLIDATED STATEMENTS OF OPERATIONS
                          (unaudited)
       (in thousands, except per share amounts and notes)

                                Three Months Ended September 30,
                                1997      1996(Note 1)  % Change
                              ---------   -----------   --------
Operating Revenues
 Passenger transportation    $1,917,119    $1,885,792        1.7
 Cargo and freight               46,193        39,701       16.4
 Other                          151,860       147,074        3.3
                              ---------     ---------
  Total Operating Revenues    2,115,172     2,072,567        2.1

Operating Expenses
 Personnel costs                763,718       769,134       (0.7)
 Profit sharing                      --        41,148         --
 Aviation fuel                  193,970       207,360       (6.5)
 Commissions                    151,047       147,088        2.7
 Aircraft rent                  124,715       116,378        7.2
 Other rent and landing fees    116,218       105,839        9.8
 Aircraft maintenance           126,748        75,446       68.0
 Depreciation and amortization  155,013        77,411         --
 Other, net                     400,580       401,411       (0.2)
                              ---------     ---------
  Total Operating Expenses    2,032,009     1,941,215        4.7
                              ---------     ---------
  Operating Income               83,163       131,352      (36.7)

Other Income (Expense)
 Interest income                 27,964        21,732       28.7
 Interest expense               (63,957)      (66,456)      (3.8)
 Interest capitalized             3,189         2,280       39.9
 Equity in earnings of
  affiliates                      3,513         9,791      (64.1)
 Gains on sales of interests
  in affiliates                 179,625            --         --
 Other, net                      (1,743)      (19,486)     (91.1)
                              ---------     ---------
  Other Income (Expense), Net   148,591       (52,139)        --
                              ---------     ---------
Income Before Taxes             231,754        79,213         --

 Provision for Income Taxes      44,724        11,475         --
                              ---------     ---------
Net Income                      187,030        67,738         --

 Preferred Dividend Requirement (10,612)      (22,338)     (52.5)
                              ---------     ---------
Net Income Applicable to
 Common Stockholders         $  176,418    $   45,400         --
                              =========     =========

Income per Common Share
 Primary                     $     2.04    $     0.69         --
 Fully diluted               $     1.82    $     0.60         --

Shares Used for Computation (000)
 Primary (Note 2)                86,685        65,838
 Fully diluted                  102,835        95,754

Note 1. Certain 1996 amounts have been reclassified to conform with 1997 classifications.
Note 2. During the third quarter of 1997, most of the Series B Preferred Stock was converted into 10.6 million shares of Common Stock. On a weighted average basis, the transaction had the effect of increasing Common Shares outstanding by approximately 3.9 million shares for the third quarter of 1997.

                     US Airways Group, Inc.          NEWS RELEASE
             CONSOLIDATED STATEMENTS OF OPERATIONS
                          (unaudited)
       (in thousands, except per share amounts and notes)

                                 Nine Months Ended September 30,
                                1997      1996(Note 1)  % Change
                              ---------   -----------   --------
Operating Revenues
 Passenger transportation    $5,825,937    $5,520,502        5.5
 Cargo and freight              135,238       117,944       14.7
 Other                          467,685       452,030        3.5
                              ---------     ---------
  Total Operating Revenues    6,428,860     6,090,476        5.6

Operating Expenses
 Personnel costs              2,306,347     2,269,468        1.6
 Profit sharing                      --        82,358         --
 Aviation fuel                  617,054       588,133        4.9
 Commissions                    460,846       440,225        4.7
 Aircraft rent                  359,432       321,641       11.7
 Other rent and landing fees    315,905       311,539        1.4
 Aircraft maintenance           328,502       265,903       23.5
 Depreciation and amortization  326,796       238,072       37.3
 Other, net                   1,199,643     1,185,054        1.2
                              ---------     ---------
  Total Operating Expenses    5,914,525     5,702,393        3.7
                              ---------     ---------
  Operating Income              514,335       388,083       32.5

Other Income (Expense)
 Interest income                 75,241        51,409       46.4
 Interest expense              (192,642)     (201,409)      (4.4)
 Interest capitalized             8,825         5,702       54.8
 Equity in earnings of
  affiliates                     30,423        31,102       (2.2)
 Gains on sales of interests
  in affiliates                 179,625            --         --
 Other, net                      13,285       (20,091)        --
                              ---------     ---------
  Other Income (Expense), Net   114,757      (133,287)        --
                              ---------     ---------
Income Before Taxes             629,092       254,796         --

 Provision for Income Taxes      83,818        18,576         --
                              ---------     ---------
Net Income                      545,274       236,220         --

 Preferred Dividend Requirement (54,983)      (67,134)     (18.1)
                              ---------     ---------
Net Income Applicable to
 Common Stockholders         $  490,291    $  169,086         --
                              =========     =========
Income per Common Share
 Primary                     $     6.48    $     2.58         --
 Fully diluted               $     5.18    $     2.15         --

Shares Used for Computation (000)
 Primary (Note 2)                75,620        65,457
 Fully diluted                  104,210        95,373

Note 1. Certain 1996 amounts have been reclassified to conform with 1997 classifications.
Note 2. During the third quarter of 1997, most of the Series B Preferred Stock was converted into 10.6 million shares of Common Stock. During the second quarter of 1997, most of the Series F Preferred Stock was converted into
         14.5 million shares of Common Stock. On a weighted average basis, these transactions had the effect of increasing Common Shares outstanding by approximately
         8.4 million shares for the first nine months of 1997.

                       US Airways, Inc.              NEWS RELEASE
     (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
             CONSOLIDATED STATEMENTS OF OPERATIONS
                         (unaudited)
                       (in thousands)

                                Three Months Ended September 30,
                                1997        1996(Note)  % Change
                              ---------     ---------   --------
Operating Revenues
 Passenger transportation    $1,767,554    $1,739,074        1.6
 Cargo and freight               45,174        38,671       16.8
 US Airways Express
  transportation revenues       150,986            --         --
 Other                          151,596       146,312        3.6
                              ---------     ---------
  Total Operating Revenues    2,115,310     1,924,057        9.9

Operating Expenses
 Personnel costs                722,232       730,131       (1.1)
 Profit sharing                      --        41,148         --
 Aviation fuel                  183,401       196,197       (6.5)
 Commissions                    140,477       137,090        2.5
 Aircraft rent                  109,938       103,009        6.7
 Other rent and landing fees    111,549       101,263       10.2
 Aircraft maintenance           109,297        62,099       76.0
 Depreciation and amortization  150,999        73,511         --
 US Airways Express capacity
  purchases                     122,486            --         --
 Other, net                     379,879       382,842       (0.8)
                              ---------     ---------
  Total Operating Expenses    2,030,258     1,827,290       11.1
                              ---------     ---------
  Operating Income               85,052        96,767      (12.1)

Other Income (Expense)
 Interest income                 29,754        22,041       35.0
 Interest expense               (64,471)      (71,255)      (9.5)
 Interest capitalized             3,189         2,280       39.9
 Equity in earnings of
  affiliates                      3,513         9,791      (64.1)
 Gains on sales of interests
  in affiliates                 179,625            --         --
 Other, net                      (1,718)      (19,931)     (91.4)
                              ---------     ---------
  Other Income (Expense), Net   149,892       (57,074)        --
                              ---------     ---------
Income Before Taxes             234,944        39,693         --

 Provision for Income Taxes      48,038        11,646         --
                              ---------     ---------
Net Income                   $  186,906    $   28,047         --
                              =========     =========

Note: Certain 1996 amounts have been reclassified to conform with 1997 classifications.

                       US Airways, Inc.              NEWS RELEASE
     (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
             CONSOLIDATED STATEMENTS OF OPERATIONS
                         (unaudited)
                        (in thousands)

                                Nine Months Ended September 30,
                                1997        1996(Note)  % Change
                              ---------     ---------   --------
Operating Revenues
 Passenger transportation    $5,377,365    $5,093,175        5.6
 Cargo and freight              132,126       115,066       14.8

 US Airways Express
  transportation revenues       452,453            --         --
 Other                          452,186       449,028        0.7
                              ---------     ---------
  Total Operating Revenues    6,414,130     5,657,269       13.4

Operating Expenses
 Personnel costs              2,182,859     2,154,956        1.3
 Profit Sharing                      --        82,358         --
 Aviation fuel                  583,852       557,037        4.8
 Commissions                    429,327       410,854        4.5
 Aircraft rent                  315,184       285,931       10.2
 Other rent and landing fees    301,842       298,417        1.1
 Aircraft maintenance           279,615       222,710       25.6
 Depreciation and amortization  315,138       226,508       39.1
 US Airways Express capacity
  purchases                     364,946            --         --
 Other, net                   1,123,237     1,124,074       (0.1)
                              ---------     ---------
  Total Operating Expenses    5,896,000     5,362,845        9.9
                              ---------     ---------
  Operating Income              518,130       294,424       76.0

Other Income (Expense)
 Interest income                 77,253        51,522       49.9
 Interest expense              (196,637)     (213,323)      (7.8)
 Interest capitalized             8,825         5,702       54.8
 Equity in earnings of
  affiliates                     30,423        31,102       (2.2)
 Gains on sales of interests
  in affiliates                 179,625            --         --
 Other, net                      13,436       (20,302)        --
                              ---------     ---------
  Other Income (Expense), Net   112,925      (145,299)        --
                              ---------     ---------
Income Before Taxes             631,055       149,125         --

 Provision for Income Taxes      98,734        15,440         --
                              ---------     ---------
Net Income                   $  532,321    $  133,685         --
                              =========     =========

Note: Certain 1996 amounts have been reclassified to conform with 1997 classifications.

                       US Airways, Inc.              NEWS RELEASE
     (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
   SELECT AIRLINE OPERATING AND FINANCIAL STATISTICS (Note 1)

                         (unaudited)



                                 Three Months Ended September 30,
                                    1997       1996    % Change
                                  -------    -------   --------
Revenue passengers (thousands)*    15,080     14,329      5.2
Total revenue passenger miles
 (millions)                        10,979     10,267      6.9
Revenue passenger miles
 (millions)*                       10,940     10,201      7.2
Total available seat miles
 (millions)                        14,957     14,685      1.9
Available seat miles(millions)*    14,908     14,610      2.0
Passenger load factor*               73.4%      69.8%     3.6 pts
Break-even load factor (Note 2)      70.0%      68.8%     1.2 pts
Yield*                              16.16c     17.05c    (5.2)
Passenger revenue per available
 seat mile*                         11.86c     11.90c    (0.3)
Revenue per available seat mile
 (Note 2)                           13.13c     13.10c     0.2
Cost per available seat mile
 (Note 2)                           12.27c     12.44c    (1.4)
Average passenger journey (miles)*    726        712      2.0
Average stage length (miles)*         599        584      2.6
Revenue aircraft miles (millions)*    111        109      1.8
Cost of aviation fuel per gallon
 (Note 3)                           63.96c     69.57c    (8.1)
Cost of aviation fuel per gallon
 (excluding fuel taxes)             58.23c     63.21c    (7.9)
Gallons of aviation fuel consumed
 (millions)                           287        282      1.8
Number of aircraft in operating
 fleet at period-end                  377        391     (3.6)
Full-time equivalent employees at
 period-end                        39,857     40,047     (0.5)

* Scheduled service only (excludes charter service).
c cents

Note 1. Operating statistics for certain periods exclude flights operated by US Airways, Inc. under a wet lease arrangement with British Airways Plc. (the "wet lease arrangement," which ended May 31, 1996).
Note 2. Financial statistics exclude the effects of nonrecurring items and the revenues and expenses associated with the US Airways Express capacity purchase program and the wet lease arrangement. Net nonrecurring expenses of $72.3 million have been excluded from the financial results for the third quarter 1997 for purposes of calculating financial statistics. In addition, the calculation of break-even load factor excludes Gains on sales of interests in affiliates.
Note 3. Results for periods in 1996 have been restated to include fuel taxes (which were previously recognized as an element of the operating expense Other, net).

                       US Airways, Inc.              NEWS RELEASE
     (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
   SELECT AIRLINE OPERATING AND FINANCIAL STATISTICS (Note 1)

                         (unaudited)

                                  Nine Months Ended September 30,
                                    1997       1996    % Change
                                  -------    -------   --------
Revenue passengers (thousands)*    44,480     42,228      5.3
Total revenue passenger miles
 (millions)                        31,930     29,186      9.4
Revenue passenger miles
 (millions)*                       31,793     28,955      9.8
Total available seat miles
 (millions)                        44,418     42,491      4.5
Available seat miles(millions)*    44,254     42,225      4.8
Passenger load factor*               71.8%      68.6%     3.2 pts
Break-even load factor (Note 2)      66.7%      67.6%    (0.9)pts
Yield*                              16.91c     17.59c    (3.9)
Passenger revenue per available
 seat mile*                         12.15c     12.06c     0.7
Revenue per available seat mile
 (Note 2)                           13.42c     13.28c     1.1
Cost per available seat mile
 (Note 2)                           12.23c     12.66c    (3.4)
Average passenger journey (miles)*    715        686      4.2
Average stage length (miles)*         592        578      2.4
Revenue aircraft miles (millions)*    330        317      4.1
Cost of aviation fuel per gallon
 (Note 3)                           68.15c     67.63c     0.8
Cost of aviation fuel per gallon
 (excluding fuel taxes)             61.95c     61.28c     1.1
Gallons of aviation fuel consumed
 (millions)                           857        824      4.0
Number of aircraft in operating
 fleet at period-end                  377        391     (3.6)
Full-time equivalent employees at
 period-end                        39,857     40,047     (0.5)

* Scheduled service only (excludes charter service).
c cents

Note 1. Operating statistics for certain periods exclude flights operated by US Airways, Inc. under a wet lease arrangement with British Airways Plc. (the "wet lease arrangement," which ended May 31, 1996).
Note 2. Financial statistics exclude the effects of nonrecurring items and the revenues and expenses associated with the US Airways Express capacity purchase program and the wet lease arrangement. Net nonrecurring expenses of $99.1 million have been excluded from the financial results for the first nine months of 1997, and net nonrecurring expense credits of $29.5 million have been excluded from the financial results for the first nine months of 1996 for purposes of calculating financial statistics. Revenues of $12.6 million and expenses of $12.6 million associated with the wet lease arrangement have also been excluded from the financial results for the first nine months of 1996 for purposes of calculating financial statistics. In addition, the calculation of break-even load factor excludes Gains on sales of interests in affiliates.
Note 3. Results for periods in 1996 have been restated to include fuel taxes (which were previously recognized as an element of the operating expense Other, net).


























              (this space intentionally left blank)